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Exhibit 10.116

        NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of August 21, 2008

by and between

COMMERCE ENERGY GROUP, INC.,

COMMERCE ENERGY, INC.

and

AP FINANCE, LLC

*
Schedules have been omitted and will be furnished to the Securities and Exchange Commission upon request.

 NOTE AND WARRANT PURCHASE AGREEMENT

        This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of August 21, 2008 (this "Agreement"), is by and between Commerce Energy, Inc., a California corporation (the "Company"), Commerce Energy Group, Inc., a Delaware corporation (the "Parent") and AP Finance, LLC, a Delaware limited liability company (the "Lender").

        The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANT

        Section 1.1    Purchase and Sale of Notes and Warrant.

        (a)   Upon the following terms and conditions, the Parent shall issue and sell to the Lender, and the Lender shall purchase from the Company and Parent, (i) one or more senior secured promissory notes in an aggregate principal amount of up to $22,139,047.48, or such greater amount as may result from the application of Section 1.1(c) herein; and (ii) a common stock purchase warrant, in substantially the form attached hereto as Exhibit A (the "Warrant"), to purchase 2,773,333 shares of Common Stock, par value $0.001 per share, of the Parent (the "Common Stock") at the exercise price and upon the terms and conditions set forth therein.

        (b)   At the First Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth herein, the Parent shall issue to the Lender a promissory note, substantially in the form of Exhibit 13-1 hereto (the "Initial Note"), in the aggregate principal amount of Twenty Million, Nine Hundred Thirty One Thousand Five Hundred Seventy Nine Dollars ($20,931,579), and the Lender shall advance, as payment in full for the Initial Note, the sum of Twenty Million Ninety Nine Thousand Five Hundred Seventy Nine Dollars ($20,099,579), representing the principal amount of the Initial Note, less a facility fee of Eight Hundred Thirty-Two Thousand Dollars ($832,000). The Lender is further permitted to deduct from the advance made on the date of the First Closing the fees and expenses of the Lender as permitted by Section 7.1 hereto. The issuance and sale of the Initial Note is referred to herein as the "First Closing". At the First Closing, the Parent shall deliver to the Lender the Warrant to purchase 2,773,333 shares of Common Stock at the exercise price and upon the terms and conditions as set forth therein.

        (c)   At the Second Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth herein, the Parent shall issue to the Lender a promissory note, substantially in the form of Exhibit B-2 hereto (the "Second Note" and, together with the Initial Note, the "Notes"), in the aggregate principal amount of up to Two Million Thirty Nine Thousand Four Hundred Sixty Eight Dollars and Forty Eight Cents ($2,039,468.48) (or such other amount as is necessary to pay off the Tax Lien (as hereafter defined) in full including all penalties and interest), plus, to the extent that penalties and interest accrued between the First Closing and the Second Closing result in a total principal amount in excess of 2,039,468.48, the amount of such excess multiplied by 0.04, and the Lender shall advance such amount as payment in lull for the Second Note. The issuance and sale of the Second Note is referred to herein as the "Second Closing" and, collectively with the First Closing, the "Closings".

        Section 1.2    Closing.

        The First Closing shall take place on or before August 21, 2008 (the "Initial Closing Date"). The Second Closing shall take place upon the fulfillment or waiver of the conditions set forth in Article IV hereof (the "Second Closing Date" and together with the Initial Closing Date the "Closing Dates"). Each Closing hereunder shall take place at the offices of the Lender, 152 West 57th Street, 50 Floor, New York, NY 10:00 a.m. New York time; provided, that all of the conditions set forth in Article IV hereof and applicable to such Closing shall have been fulfilled or waived in accordance herewith. At each Closing, the Lender shall make the advances described in Section 1.1 above by wire transfer of immediately available funds to an account designated by the Company.

        Section 1.3    Warrant Shares and Conversion Shares.

        The Parent has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock at least equal to one hundred filly percent (150%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrant in full and conversion of the Notes into Common Stock according to their terms. Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the "Warrant Shares" and any shares of Common Stock issuable upon conversion of the Notes (and such shares when issued) are herein referred to as the "Conversion Shares". The Warrant and the Warrant Shares, the Notes and the Conversion Shares are sometimes collectively referred to herein as the "Securities".

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Section 2.1    Representations and Warranties of the Company and the Parent.

        Each of the Company and the Parent, hereby jointly and severally represents and warrants to the Lender, as of the date of each Closing hereunder (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

          (a)    Organization, Good Standing and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Other than the Parent's ownership of the Company, neither the Parent nor the Company has any direct or indirect Subsidiaries (as defined hereafter) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto. "Subsidiary" shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or the Parent.

  Each of the Company and the Parent is duly qualified as a foreign corporation, limited liability company or limited partnership to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to he so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and the Parent and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company and the Parent to perform any of their respective obligations under this Agreement or any of the Transaction Documents in any material respect.

          (b)    Authorization; Enforcement.    The Company and the Parent have the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrant, the Security Agreement by and among the Company and the Parent, on the one hand, and the Purchasers, on the other hand, dated as of the date hereof, substantially in the form of Exhibit C attached hereto (the "Security Agreement"), the Officer's Certificate to be delivered by the Company, dated as of each Closing Date, substantially in the form of Exhibit D attached hereto

  (the "Officer's Certificate"), and the Irrevocable Transfer Agent Instructions, given by the Parent, dated as of the date hereof (collectively, together with this Agreement, the Notes and the Warrant the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the Parent and the consummation by then of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except for the consent of Wachovia Capital Finance Corporation (Western) and with respect to the listing of the Securities, the approval of the American Stock Exchange of the listing application, no further consent or authorization of the Company, the Parent or their respective Boards of Directors, stockholders or any other third party is required. When executed and delivered by the Company and the Parent, as applicable, each of the Transaction Documents shall constitute a valid and binding obligation of the Company and/or the Parent, as applicable, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

          (c)    Capitalization.    The authorized capital stock and the issued and outstanding shares of capital stock of the Parent as of each Closing Date is set forth on Schedule 2.1(c)(i) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Parent have been duly and validly authorized. All of the outstanding shares of capital stock of the Company are owned by the Parent. Except as set forth in this Agreement, or as set forth on Schedule 2.1(c)(ii) hereto, no shares of Common Stock or any other security of the Parent are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Parent. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c)(iii) hereto, there are no contracts, commitments, understandings, or arrangements by which the Parent is or may become bound to issue additional shares of the capital stock of the Parent or options, securities or rights convertible into shares of capital stock of the Parent. Except as provided on Schedule 2.1(c)(iv) hereto, the Parent is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c)(v), the Parent is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Parent.

          (d)    Issuance of Securities.    The Notes and the Warrant have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Warrant Shares and the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrant or the Notes, as applicable, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e)    No Conflicts.    The execution, delivery and performance of the Transaction Documents by the Company and the Parent, as applicable, the performance by the Company and the Parent of their respective obligations under the Notes and the consummation by the Company and the Parent of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company's or the Parent's Certificates of Incorporation (the "Certificates of Incorporation") or

  Bylaws (the "Bylaws"), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or the Parent is a party or by which the Company or the Parent's respective properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or the Parent or by which any property or asset of the Company or the Parent are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or the Parent under any agreement or under any commitment to which the Company or the Parent is a party or by which the Company or the Parent is bound or by which any of their respective properties or assets are bound, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)). Neither the Company nor the Parent is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company or the Parent under applicable state and federal securities laws, rules or regulations). The business of the Company and the Parent is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

          (f)    Commission Documents, Financial Statements.    The Common Stock of the Parent is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). Each Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Commission Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Parent included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g)    Accounts Receivable.    All accounts and notes receivable reflected on the financial statements of the Parent and the Company and all accounts and notes receivable arising subsequent to the date of such financial statements, have arisen in the ordinary course of business, represent valid obligations to the Company or the Parent, as applicable, and, subject only to consistently recorded reserves for bad debts in a manner consistent with past practice, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms.

          (h)    No Material Adverse Change.    Since July 31, 2007, neither the Company nor the Parent has experienced or suffered any Material Adverse Effect.

          (i)    No Undisclosed Liabilities.    Except as disclosed on Schedule 2.1(i) hereto, since July 31, 2007, neither the Company nor the Parent has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's the Parent's respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (j)    No Undisclosed Events or Circumstances.    Since July 31, 2007, except as disclosed on Schedule 2.1 (j) hereto, no event or circumstance has occurred or exists with respect to the Company or the Parent or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company the Parent but which has not been so publicly announced or disclosed.

          (k)    Indebtedness.    Schedule 2.1(k) hereto sets forth as of each Closing Date all outstanding secured and unsecured Indebtedness of the Company or the Parent, or for which the Company or the Parent has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $10,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company or the Parent, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $10,000 in the aggregate in any fiscal year, (I) all synthetic leases, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (I) usual and customary trade debt incurred in the ordinary course of business and (II) endorsements for collection or deposit in the ordinary course of business. Neither the Company nor the Parent is in default with respect to any Indebtedness.

          (l)    Title to Assets.    Each of the Company the Parent has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(1) hereto. Any leases of the Company and the Parent are valid and subsisting and in full force and effect. Pursuant to, and upon execution and delivery of, the Security Agreement, the Company and the Parent shall have granted to the Lender a perfected, second priority security interest in substantially all of the assets of the Company and the Parent.

          (m)    Actions Pending.    There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or the Parent which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, audit, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, the Parent or any of their respective properties, assets or operations, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or the Parent or any officers or directors of the Company or the Parent in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (n)    Compliance with Law.    The business of the Company and the Parent has been and is presently being conducted in accordance with, and the Company and the Parent are in compliance with, all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and the Parent have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o)    Taxes.    Except as disclosed on Schedule 2.1(o) hereto, each of the Company and the Parent has accurately prepared and filed all federal, state and other tax returns required by law to he filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the Financial statements of the Company and the Parent for all current taxes and other charges to which the Company or the Parent is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or the Parent have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or the Parent for any period, nor of any basis for any such assessment, adjustment or contingency.

          (p)    Disclosure.    To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Lender by or on behalf of the Company or the Parent in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (q)    Environmental Compliance.    The Company and the Parent have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company's business. To the best of the Company's knowledge, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or the Parent that violate or may violate any Environmental Law after the date hereof or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (r)    Books and Records; Internal Accounting Controls.    The records and documents of the Company and the Parent accurately reflect in all material respects the information relating to the business of the Company and the Parent, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or the Parent. The Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the applicable Closing Date. The Company and the Parent maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Parent have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Parent and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Parent's certifying officers have evaluated the effectiveness of the Parent's disclosure controls and procedures as of the end of the period covered by the Parent's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Parent's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Parent's internal control over financial reporting.

          (s)    Material Agreements.    The Company and the Parent have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, (i) filed or required to be filed with the Commission or (ii) for the sale or purchase of electric capacity, energy or ancillary services (the "Material Agreements"). Neither the Company nor the Parent has received any notice of default under any Material Agreement. Neither the Company nor the Parent is in default under any Material Agreement now in effect.

          (t)    Transactions with Affiliates.    Except as set forth on Schedule 2.1(t) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, the Parent or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or of Parent, or any person owning at least 5% of the outstanding capital stock of the Company or Parent or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Parent's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

          (u)    Securities Act of 1933.    The Company and Parent have complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. None of the Company, Parent nor anyone acting on their behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and none of the Company, Parent nor any of their respective affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. Parent is not, and has never been, a company described in Rule 144(i)(1) under the Securities Act, and is a "reporting issuer" as described in Rule 144(c)(1) under the Securities Act. None of the Company, Parent, nor any of their respective directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

          (v)    Employees.    Neither the Company nor Parent has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(v) hereto. Except as set forth on Schedule 2.1(v) hereto, neither the Company nor Parent has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or Parent required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or Parent whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company Parent.

          (w)    Absence of Certain Developments.    Except as set forth in the Commission Documents or provided on Schedule 2.1(w) hereto, since July 31, 2007, neither the Company nor Parent has:

              (i)  issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

             (ii)  borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and Parent;

            (iii)  discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

            (iv)  declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

             (v)  sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

            (vi)  sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

           (vii)  suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (viii)  made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix)  made capital expenditures or commitments therefor that aggregate in excess of $100,000;

             (x)  entered into any material transaction, whether or not in the ordinary course of business;

            (xi)  made charitable contributions or pledges in excess of $10,000;

           (xii)  suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (xiii)  experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

          (xiv)  entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (x)    Public Utility Holding Company Act, Federal Power Act and Investment Company Act Status.    The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.

  Neither the Parent, the Company, nor any Subsidiary is a "public utility" as such term is defined in the Federal Power Act. The Company is not, and as a result of and immediately upon each Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended,

          (y)    ERISA.    No liability to the Pension 13enefit Guaranty Corporation has been incurred with respect to any Plan by the Company or Parent which is or would be materially adverse to the Company and Parent. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended. As used in this Section 2.1(y) and in Section 3.13, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or Parent or by any trade or business, whether or not incorporated, which, together with the Company or Parent, is under common control, as described in Section 414(b) or (c) of the Code.

          (z)    No Integrated Offering.    Neither Parent, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by Parent for purposes of the Securities Act which would prevent Parent from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will Parent or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. Parent does not have any registration statement pending before the Commission or currently under the Commission's review and except as set forth on Schedule 2.1(z) hereto, since July 31, 2007, Parent has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

          (aa)    Dilutive Effect.    Parent understands and acknowledges that its obligation to issue the Warrant Shares upon the exercise of the Warrant and the Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Warrant and the Notes, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of Parent.

          (bb)    DTC Status.    Except as set forth on Schedule 2.1(bb) hereto, Parent's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of Parent's transfer agent is set forth on Schedule 2.1(bb) hereto.

          (cc)    Governmental Approvals.    Except for the filing of any notice prior or subsequent to each Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and the Warrant, the exercise of the Warrant, or for the performance by the Company and Parent of their obligations under the Transaction Documents.

          (dd)    Operation of Business.    Except as set forth on Schedule 2.1(dd) hereto, the Company owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others.

          (ee)    Financial Covenants.    As of the date hereof, the Wachovia Loan Agreement, as amended through the date hereof, contains no financial covenants other than the "Excess Availability" provision contained in paragraph 3(e) of Amendment No. 11 to the Wachovia Loan Agreement, dated as of the date hereof.

        Section 2.2    Representations and Warranties of the Lender.

        The Lender hereby represents and warrants to the Company and Parent as of each Closing Date that the Lender is purchasing the Warrant solely for its own account and not with a view to or for sale in connection with distribution. The Lender does not have a present intention to sell any of the Warrant, the Warrant Shares the Notes or the Conversion Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Lender does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

ARTICLE III

COVENANTS

        Each of the Company and Parent covenants with the Lender as follows, which covenants are for the benefit of the Lender and its assignees. Unless otherwise set forth in the covenants in this Article III, such covenants shall survive the Closings hereunder until (A) the Notes are paid in full and the Lender has no any obligation (contingent or otherwise) to advance funds hereunder, and (B) the Warrant has been redeemed in accordance with its terms and/or exercised in hill.

        Section 3.1    Maintenance of Existence.

        (a)   Each of the Company and Parent shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all material licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently or proposed to be conducted.

        (b)   Neither the Company nor the Parent shall change its name unless each of the following conditions is satisfied: (i) the Lender shall have received not less than thirty (30) days prior written notice from the Company or the Parent of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) the Lender shall have received a copy of the amendment to the Certificate of Incorporation of the Company or the Parent providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of the Company or the Parent as soon as it is available.

        (c)   Neither the Company nor the Parent shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless the Lender shall have received not less than thirty (30) days prior written notice from the Company or the Parent of such proposed change, which notice shall set forth such information with respect thereto as the Lender may require and the Lender shall have received such agreements as the Lender may reasonably require in connection therewith. Neither the Company nor the Parent shall change its type of organization, jurisdiction of organization or other legal structure.

        Section 3.2    New Locations.

        The Company or the Parent may only open any new location within the continental United States and enter into any agreement with an additional utility to hold inventory consisting of natural gas for delivery to the Company's customers provided that the Company or the Parent (a) gives the Lender thirty (30) days prior written notice of the intended opening of any such new location or agreement with such additional utility (it being understood that no notice need be given to the Lender for a new location at which a utility maintains such inventory) and (b) in the case of a new location, executes and delivers, or causes to be executed and delivered, to the Lender such agreements, documents, and instruments as the Lender may deem reasonably necessary or desirable to protect its interests in the assets at such location.

        Section 3.3    Compliance with Laws, Regulations, Etc.

        (a)   Each of the Company and the Parent shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all requirements of any foreign, federal, state or local governmental authority, except to the extent the failure to so comply or observe such requirements could not reasonably be expected to result in a Material Adverse Effect.

        (b)   The Company and the Parent shall give written notice to the Lender promptly upon receipt of any notice of, or the Company or the Parent otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material, or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by the Company or the Parent, (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law, or (C) any other matter. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by the Company or the Parent. The Company and the Parent shall take prompt action to respond to any material noncompliance with any of the Environmental Laws and shall regularly report to the Lender on such response. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

        (c)   Without limiting the generality of the foregoing, whenever the Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of the Company or the Parent in order to avoid any non compliance, with any Environmental Law, the Company shall, at the Lender's reasonable request and the Company's expense: (i) cause an independent environmental engineer reasonably acceptable to the Lender to conduct such tests of the site where non-compliance or alleged non compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of such non-compliance, or the Company's or the Parent's response thereto or the estimated costs thereof, shall change in any material respect.

        (d)   The Company and the Parent shall indemnify and hold harmless the Lender and its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of the Company or the Parent and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 3.3 shall survive the Closings.

        Section 3.4    Payment of Taxes and Claims.

        Each of the Company and the Parent shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company or the Parent, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

        Section 3.5    Insurance.

        The Company and the Parent shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the business against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to the Lender as to form, amount and insurer. The Company and the Parent shall furnish certificates, policies or endorsements to the Lender as the Lender shall reasonably require as proof of such insurance, and, if the Company or the Parent fails to do so, the Lender is authorized, but not required, to obtain such insurance at the expense of the Company or the Parent. All such policies shall provide for at least thirty (30) days prior written notice to the Lender of any cancellation or reduction of coverage and that the Lender may act as attorney for each the Company or the Parent in obtaining, and at any time an Event of Default (as defined in the Notes) exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. The Company and the Parent shall cause the Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and the Company and the Parent shall obtain noncontributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to the Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to the Lender as its interests may appear and further specify that the Lender shall be paid regardless of any act or omission by the Company or the Parent.

        Section 3.6    Financial Statements and Other Information.

        (a)   The Company and the Parent shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the business of the Company and the Parent in accordance with GAAP. The Company and the Parent shall promptly furnish to the Lender all such financial and other information as the Lender shall reasonably request relating to the assets, business and operations of the Company and the Parent, and the Company shall notify the auditors and accountants of the Company and the Parent that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Company shall furnish or cause to be furnished to the Lender, the following:

          (i)    within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets and statements of income and loss, and, in the case of any fiscal month ending on the last day of a fiscal quarter, statements of cash flow, and, in the case of any fiscal month ending on the last day of a fiscal year, statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments, along with a schedule in a form reasonably satisfactory to the Lender of the calculations used in determining, as of the end of such month, whether the Company and the Parent were in compliance with the covenants set forth in Sections 3.17, 9.18 and 3.19 of this Agreement for such month, and

          (ii)   within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by the Parent and acceptable to the Lender, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and

          (iii)  at such time as available, but in no event later than forty-five (45) days after the end of each fiscal year, projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss) of Parent and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by the Parent to the Lender prior to the date hereof, together with such supporting information as the Lender may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by the Parent of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which the Parent believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). Each year the Parent shall provide to the Lender a semi-annual update with respect to such projections or at any time a Default or Event of Default (as defined in the Notes) exists or has occurred and is continuing, more frequently as the Lender may require.

        (b)   The Parent and the Company shall promptly notify the Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Company having a value of more than $100,000 or which if adversely determined would result in any Material Adverse Effect, (ii) any Material Agreement being terminated or amended or any new Material Agreement the Parent and the Company entered into (in which event the Parent and the Company shall provide the Lender with a copy of such Material Agreement), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against the Parent or the Company any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by the Parent or the Company, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default (as defined in the Notes).

        (c)   Promptly after the sending or filing thereof, the Parent shall send to the Lender copies of (i) all reports which Parent or any of its Subsidiaries sends to its security holders generally, (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as the Lender may hereafter specifically identify to the Company that the Lender will reasonably require be provided to the Lender, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of the Company or the Parent made available by the Company or the Parent to the public.

        (d)   The Company and the Parent shall furnish or cause to be furnished to the Lender such budgets, forecasts, projections and other information respecting the business of the Company and the Parent, as the Lender may, from time to time, reasonably request. The Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of the Company and the Parent to any court or other governmental authority. The Company and the Parent hereby irrevocably authorizes and directs all accountants or auditors to deliver to the Lender, at the Company's expense, copies of the financial statements of the Company and the Parent and any reports or management letters prepared by such accountants or auditors on behalf of the Company or the Parent and to disclose to the Lender such information as they may have regarding the business of the Company and the Parent. Any documents, schedules, invoices or other papers delivered to the Lender may be destroyed or otherwise disposed of by the Lender one (1) year after the same are delivered to the Lender, except as otherwise designated by the Company to the Lender in writing.

        Section 3.7    Sale of Assets, Consolidation, Merger, Dissolution, Etc.    Neither the Company not the Parent shall directly or indirectly,

          (a)   merge into or with or consolidate with any other entity or permit any other entity to merge into or with or consolidate with it except that any wholly-owned Subsidiary of Parent may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent, provided, that, each of the following conditions is satisfied as determined by the Lender in good faith: (i) the Lender shall have received not less than ten (I 0) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to the Lender, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) the Lender shall have received such other information with respect to such merger or consolidation as the Lender may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default (as defined in the Notes) shall exist or have occurred, (iv) the Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the obligations under this Agreement in writing, in form and substance satisfactory to the Lender, and the Company and the Parent shall execute and deliver such other agreements, documents and instruments as the Lender may request in connection therewith and (vi) if the Company is a party to such merger, the Company is the surviving entity;

          (b)   sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any capital stock or Indebtedness to any other person or entity ("Person") or any of its assets to any other Person, except for (i) sales of inventory in the ordinary course of business, (ii) the sale or other disposition of Equipment (as defined herein) (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of the Company) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $50,000 for all such Equipment disposed of in any fiscal year of the Company or as the Lender may otherwise agree, (iii) the issuance and sale by the Company or the Parent of capital stock of the Company or the Parent after the date hereof; provided, that, (A) the Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by the Company or the Parent, which notice shall specify the parties to whom such shares are to he sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by the Company or the Parent from such sale, (B) the Company or the Parent shall not be required to pay any cash dividends or repurchase or redeem such capital stock or make any other payments in respect thereof, except as otherwise permitted in Section 3.11 hereof, (C) the terms of such capital stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of the Company to request or receive loans or letters of credit or the right of the Company or the Parent to amend or modify any of the terms and conditions of this Agreement or otherwise in any way relate to or affect the arrangements of the Company and the Parent with the Lender arc more restrictive or burdensome to the Company or the Parent than the terms of any capital stock in effect on the date hereof, (D) except as the Lender may otherwise agree in writing, all of the proceeds of the sale and issuance of such capital stock shall be paid to the Lender for application to the Notes in such order and manner as the Lender may determine or at the Lender's option, to be held as cash collateral for the Notes and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default (as defined in the Notes) shall exist or have occurred, (iv) the issuance of capital stock of the Company or the Parent consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of the Company or the Parent for the benefit of its employees, directors and consultants, provided, that, in no event shall the Company or the Parent be required to issue, or shall the Company or the Parent issue, capital stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default, and (v) the issuance of capital stock of Parent. "Equipment" shall mean, as to each of the Company and the Parent, all of the Company's and the Parent's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located. "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or the Parent to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 3.7 hereof; (b) the liquidation or dissolution of the Company or the Parent or the adoption of a plan by the stockholders of the Company or the Parent relating to the dissolution or liquidation of the Company or the Parent, other than as permitted in Section 3.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding voting stock of Parent; or (d) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding voting stock of the Company.

        Section 3.8    Encumbrances.

        The Company shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, or tile or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

        (a)   pursuant to that certain Loan and Security Agreement by and among Commerce Energy, Inc., as Borrower, and Commerce Energy Group, Inc., as Guarantor, and Wachovia Capital Finance Corporation (Western), as Agent, and the Lenders From Time to Time Party Hereto, as Lenders dated June 8, 2006, as amended (the "Wachovia Loan Agreement");

        (b)   the security interests and liens of the Lenders;

        (c)   liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company with respect to which adequate reserves have been set aside on its books;

        (d)   non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Company's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to the Company prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

        (e)   zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the Company as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

        (f)    purchase money security interests in Equipment and purchase money mortgages on real property to secure Indebtedness permitted under Section 3.9(b) hereof;

        (g)   pledges and deposits of cash by the Company after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of the Company as of the date hereof;

        (h)   pledges and deposits of cash by the Company after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of the Company as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral (as defined in the Security Agreement) in an agreement, in form and substance satisfactory to the Lender;

        (i)    liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by the Company located on the premises of the Company (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Company and the precautionary UCC financing statement filings in respect thereof;

        (j)    judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default (as defined in the Notes), provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) the Lender may establish a reserve with respect thereto; and

        (k)   the security interests and liens set forth on Schedule 3.8 hereto.

        Section 3.9    Indebtedness.

        Neither the Company nor the Parent shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

        (a)   pursuant to the Wachovia Loan Agreement;

        (b)   the Notes;

        (c)   purchase money Indebtedness arising after the date hereof to the extent secured by purchase money security interests in Equipment and purchase money mortgages on real property not to exceed $50,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of the Company or the Parent other than the Equipment or real property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real property so acquired, as the case may be; and

        (d)   the Indebtedness set forth on Schedule 3.9 hereto; provided, that, (i) the Company or the Parent may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) neither the Company nor the Parent shall, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, the Company or the Parent may, after prior written notice to the Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any 'payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) the Company or the Parent shall furnish to the Lender all notices or demands in connection with such Indebtedness either received by the Company or the Parent or on their behalf, promptly after the receipt thereof, or sent by the Company or the Parent or on their behalf, concurrently with the sending thereof, as the case may be.

        Section 3.10    Loans, Investments, Etc.    Neither the Company nor the Parent shall directly or indirectly, make any loans or advance money or properly to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the capital stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

        (a)   the endorsement of instruments for collection or deposit in the ordinary course of business;

        (b)   loans and advances by the Company to employees of the Company not to exceed the principal amount of $50,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for the Company and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

        (c)   stock or obligations issued to the Company by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to the Company in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument (if in an amount in excess of $100,000) evidencing such obligations shall be promptly delivered to the Lender, upon the Lender's request, together with such stock power, assignment or endorsement by the Company as the Lender may request;

        (d)   obligations of account debtors to the Company arising from accounts which are past due evidenced by a promissory note made by such account debtor payable to the Company; provided, that, promptly upon the receipt of the original of any such promissory note (if in an amount in excess of $100,000) by the Company, such promissory note shall be endorsed to the order of the Lender by the Company and promptly delivered to the Lender as so endorsed; and

        (e)   the loans and advances set forth on Schedule 3.10 hereto; provided, that, as to such loans and advances, neither the Company nor the Parent shall, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and the Company or the Parent shall furnish to the Lender all notices or demands in connection with such loans and advances either received by the Company or the Parent or on their behalf, promptly after the receipt thereof, or sent by the Company or the Parent or on their behalf, concurrently with the sending thereof, as the case may be.

        Section 3.11    Dividends and Redemptions.

        Neither the Company nor the Parent shall directly or indirectly, declare or pay any dividends on account of any shares of class of any capital stock of the Company or the Parent now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

        (a)   the Company or the Parent may declare and pay such dividends or redeem, retire, defense, purchase or otherwise acquire any shares of any class of capital stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur); and

        (b)   the Company or the Parent may pay dividends to the extent permitted in Section 3.12 below.

        Section 3.12    Transactions with Affiliates.    Neither the Company nor the Parent shall directly or indirectly:

        (a)   purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other affiliate of the Company or the Parent, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or the Parent's business (as the case may be) and upon fair and reasonable terms no less favorable to the Company or the Parent than the Company or the Parent would obtain in a comparable arm's length transaction with an unaffiliated person; or

        (b)   make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other affiliate of the Company or the Parent, except (i) reasonable compensation to officers, employees and directors for services rendered to the Company or the Parent in the ordinary course of business, and (ii) payments by the Company to the Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of the Company or the Parent, in the ordinary course of their respective businesses or as the same may be directly attributable to the Company or the Parent and for the payment of taxes by or on behalf of Parent, provided, that, the aggregate amount of all such payments in any fiscal year shall not exceed $250,000.

        Section 3.13    Compliance with ERISA.    Each of the Company and the Parent shall, and shall cause each of its ER1SA Affiliates to:

        (a)   maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal and state law;

        (b)   cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification;

        (c)   not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation;

        (d)   not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject the Company or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA;

        (e)   not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan;

        (f)    not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or

        (g)   not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

        "ERISA Affiliate" shall mean any person required to be aggregated with the Company or the Parent under Sections 414(b), 414(c), 414(m) or 414(o) of the Code, "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or the Parent sponsors, maintains, or to which the Company, the Parent or any ERISA Affiliate makes, is making, or is obligated to make contributions, other than a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Company, the Parent or any ERISA Affiliate or with respect to which the Company, the Parent or any ERISA Affiliate may incur any liability.

        Section 3.14    End of Fiscal Years; Fiscal Quarters,

        The Company and the Parent shall, for financial reporting purposes, cause its (a) fiscal years to end on July 31 of each year and (b) fiscal quarters to end on January 31, April 30, July 31, and October 31 of each year.

        Section 3.15    Change in Business.

        Neither the Company nor the Parent shall engage in any business other than the business of the Company or the Parent, respectively on the date hereof and any business reasonably related, ancillary or complimentary to the business in which the Company or Parent is engaged on the date hereof.

        Section 3.16    Liquidity.

        On the third day of each calendar month, the Company and the Parent will provide to the Lender a projection of the Company's cash flows (a "Forecast") for such calendar month. If such Forecast projects Liquidity (as hereinafter defined) will be less than zero, the Company and the Parent shall have a cure period of five (5) Business Days from the delivery of such Forecast to ensure that forecasted Liquidity shall not be less than zero. For purposes of this section, "Liquidity" shall mean the sum of unencumbered available cash plus cash equivalents plus Excess Availability (as determined pursuant to the Wachovia Loan Agreement).

        Section 3.17    Excess Availability.

        At all times Born and after the date hereof, the Company and the Parent shall maintain Excess Availability greater than $2,500,000. "Excess Availability" shall mean the amount, as determined by the Lender, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base (as defined in the Wachovia Loan Agreement and (ii) the Revolving Loan Limit under the Wachovia Loan Agreement(in each case under (i) or (ii) after giving effect to any Reserves (as defined in the Wachovia Loan Agreement) other than any Reserves in respect of Letter of Credit Obligations under the Wachovia Credit Agreement), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of the Company and the Parent under the Wachovia Loan Agreement (but not including for this purpose any outstanding Letter of Credit Obligations under the Wachovia Credit Agreement), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Obligations under the Wachovia Credit Agreement, plus (iv) without duplication, the amount of checks issued by the Company or the Parent to pay trade payables and other obligations which are more than sixty (60) days past due as of the end of the immediately preceding month or at the Lender's option, as of a more recent date based on such reports as the Lender may from time to time specify (other than trade payables or other obligations being contested or disputed by the Company or Parent in good faith), but not yet sent.

        Section 3.18    Capital Expenditures.

        Neither the Company nor the Parent shall make Capital Expenditures in excess of $2,000,000 during the term of the Note.

        Section 3.19    License Agreements.

        (a)   The Company and the Parent shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) except for computer software license agreements, not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to

Section 3.19(b) below, the Company or the Parent may cancel, surrender or release any material License Agreement in the ordinary course of the business of the Company or the Parent; provided, that, the Company or the Parent (as the case may be) shall give the Lender prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) except for computer software license agreements, give the Lender prompt written notice of any material License Agreement entered into by the Company or the Parent after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as the Lender may request, (v) give the Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to the Lender (promptly upon the receipt thereof by the Company or the Parent in the case of a notice to the Company or the Parent and concurrently with the sending thereof in the case of a notice from the Company or the Parent) a copy of each notice of default and every other notice and other communication received or delivered by the Company or the Parent in connection with any material License Agreement which relates to the right of' the Company or the Parent to continue to use the property subject to such License Agreement, and (vi) furnish to the Lender, promptly upon the request of the Lender, such information and evidence as the Lender may reasonably require from time to time concerning the observance, performance and compliance by the Company or the Parent or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement. "License Agreement" shall mean any agreement or other arrangement the Company or the Parent pursuant to which the Company or the Parent has a license or other right to use any trademarks, logos, designs, representations or other intellectual property (other than for computer software and similar intellectual property) owned by another person.

        (b)   Except in the case of computer software license agreements, the Company and the Parent will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to the Lender or give the Lender prior written notice that the Company and the Parent does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) clays prior to the date of any such non-renewal or expiration. In the event of the failure of the Company and the Parent to extend or renew any material License Agreement to which it is a party, the Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Lender or in the name and behalf of the Company and the Parent, as the Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. The Lender may, but shall not be required to, perform any or all of such obligations of the Company and the Parent under any of the License Agreements, including, but not limited to, the payment of any or all sums due from the Company and the Parent thereunder, Any sums so paid by the Lender shall constitute part of the Obligations.

        Section 3.20    Foreign Assets Control Regulations, Etc.

        None of the Company, the Parent or any of their affiliates is or will become a "blocked person" as described in the Executive Order, the Trading with the Enemy Act (50 USC Section 1 et seq., as amended) or the Foreign Assets Control Regulations of the United States Treasury Department or engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

        Section 3.21    After Acquired Real Property.

        For so long as amounts are outstanding under the Notes, neither the Company nor the Parent shall acquire fee simple title to any real property,

        Section 3.22    Securities Compliance.

        The Parent shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Lender or subsequent holders.

        Section 3.23    Registration and Listing.

        The Parent shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and any applicable Canadian securities laws, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act. The Parent will take all action necessary to continue the listing or trading of its Common Stock on the American Stock Exchange. If required, the Parent will promptly 11le the "Listing Application" for, or in connection with, the issuance and delivery of the Warrant Shares and the Conversion Shares. Subject to the terms of the Transaction Documents, the Parent further covenants that it will take such further action as the Lender may reasonably request, all to the extent required from time to time to enable the Lender to sell the Warrant Shares and the Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Lender, the Parent shall deliver to the Lender a written certification of a duly authorized officer as to whether it has complied with such requirements.

        Section 3.24    Reporting Requirements.

        If the Parent ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to the Lender so long as the Lender shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

        (a)   Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is or would have been required to be filed with the Commission;

        (b)   Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is or would have been required to be filed with the Commission;

        (c)   Current Reports filed with the Commission on Form 8-K as soon as practical after the document is or would have been required to be filed with the Commission; and

        (d)   Copies of all notices, information and proxy statements in connection with any meetings that arc, in each ease, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

        Section 3.25    Reservation of Shares.

        So long as any of the Notes or Warrant remain outstanding, the Parent shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares and the Conversion Shares.

        Section 3.26    Opinions.

        For so long as the Lender holds any Securities, the Company and the Parent will provide, at the Company's and Parent's expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon exercise of the Warrant or conversion of the

Notes pursuant to an effective registration statement, Rule 144 or an exemption from registration. In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company or the Parent will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the Initial Closing Date, or to permit sale of the shares if pursuant to the other provisions of Rule 144).

        Section 3.27    Registration Rights.

        If the Parent shall determine to prepare and file with the Commission a registration statement (a "Registration Statement") relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to the Lender a written notice of such determination and, if within ten days after the date of such notice, the Lender shall so request in writing, the Parent shall include in such Registration Statement all or any part of the Warrant Shares and the Conversion Shares as the Lender requests to be registered so long as such Warrant Shares and the Conversion Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement. The Parent shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Warrant Shares and the Conversion Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144. All fees and expenses incident to the performance of or compliance with this Section 3.27 by the Parent shall be borne by the Parent whether or not any Warrant Shares or Conversion Shares are sold pursuant to the Registration Statement. The Parent shall indemnify and hold harmless the Lender, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls the Lender (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Parent of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.27, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (1) above are based solely upon information regarding the Lender furnished in writing to the Parent by the Lender expressly for use therein.

        Section 3.28    Notices of Certain Events.    The Company and the Parent shall promptly notify the Purchasers of any event or events that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.29    Benefit of Amendments.    To the extent that the covenants contained in Article 9 of the Wachovia Loan Agreement arc amended to the benefit of Wachovia Capital Finance Corporation (Western), the Company and the Parent shall execute an amendment to this Agreement providing the benefit of such amendments to the Lender.

        Section 3.30    Wachovia Loan Ceiling.    The Company shall not borrow any amounts under the Wachovia Loan Agreement to the extent that such borrowing would cause the aggregate amount outstanding under the Wachovia Loan Agreement to exceed Forty Five Million Dollars ($45,000,000).

        Section 3.31    Wachovia Notices.    Promptly following receipt by the Company or the Parent of any notice from Wachovia Capital Finance Corporation (Western) relating to the Wachovia Loan Agreement, the Company or the Parent shall send a copy of such notice to the Lender.

        Section 3.32    Refinancing,    On or prior to October 30, 2008, the Company shall provide Lender with a copy of an executed term sheet between the Company and BNP Paribas, S.A., or another comparable lender, providing for the complete refinancing of the Wachovia Loan Agreement and the Notes with a contemplated closing date prior to December 22, 2008 (a "Term Sheet"). If the Company has not entered into a Term Sheet by October 30, 2008 and negotiations with BNP Paribas, S.A. or such other lender are terminated (the Company shall give prompt notice to the Lender of such termination), then the Company shall immediately engage a third party advisor reasonably acceptable to the Lender for the purpose of immediately commencing a sale ol'the Company's assets.

        Section 3.33    Sale of Strategic Assets.

        (a)   The Company shall effect a sale of certain assets designated as a trigger sale (the "Trigger Sale") on terms and conditions acceptable to Wachovia Capital Finance Corporation (Western) resulting in net proceeds to the Company and Parent of at least $8,000,000 no later than November 3, 2008.

        (b)   Upon completion of the Trigger Sale, the Company shall make a mandatory prepayment on the Notes as set forth in Paragraph 8 of the 11'1' Amendment to the Wachovia Loan Agreement, dated as of the date hereof, as such amendment is in effect on the date hereof and without regard to subsequent amendment or waiver thereof.

        Section 3.34    Advances.

        If and to the extent that the Lender advances funds to the Company or the Parent for the purpose of curing a Default under the Wachovia Loan Agreement, the amounts so advanced shall be treated in the same manner as amounts outstanding under the Notes. For the avoidance of doubt and without limitation, such amounts advanced shall bear interest at the same rate as amounts outstanding under the Notes and the Lender shall have the same rights and remedies with regard to such amounts as it has with regard to amounts outstanding under the Notes.

ARTICLE IV

CLOSING; CONDITIONS

        Section 4,1    Deliveries by the Lender at the First Closing.

        At the First Closing, the Lender shall:

        (a)   advance the funds as payment for the purchase price of the Notes and the Warrant; and

        (b)   deliver each of the Transaction Documents to which the Lender is a party, each of which shall have been duly executed and delivered by the Lender to the Company.

        Section 4.2    Deliveries by the Company at the First Closing.

        At the First Closing, the Company shall:

        (a)   deliver to the Lender an opinion of counsel to the Company, dated the date of the First Closing, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Lender;

        (b)   deliver to the Lender the Notes and the Warrant and each of the other Transaction Documents to which the Company or Parent is a party each of which has been duly executed by the Company and/or Parent, as applicable;

        (c)   deliver to the Lender a secretary's certificate, dated as of such Closing, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate of Incorporation, (iii) the Bylaws, each as in effect at the First Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith;

        (d)   pay the fees and expenses described in Section 7.1 of this Agreement; and

        (e)   file (or authorized the filing of) all UCC and similar financing statements in form and substance satisfactory to the Lender at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement).

        Section 4.3    Conditions Precedent to the Obligation of the Company and the Parent to Close at the Second Closing.

        The obligation hereunder of the Company and the Parent to close and issue and sell the Second Note to the Lender at the Second Closing is subject to the satisfaction or waiver, at or before the Second Closing of the conditions set forth below. These conditions are for the Company's and the Parent's exclusive benefit and may be waived by the Company or the Parent at any time.

        (a)    No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (b)    Delivery of Second Advance.    The Lender shall have advanced the funds as payment for the purchase price of the Second Note on the date of the Second Closing.

        Section 4.4    Conditions Precedent to the Obligation of the Lender to Close at the Second Closing.

        The obligation hereunder of the Lender to purchase the Second Note and consummate the Second Closing is subject to the satisfaction or waiver, at or before the Second Closing, of each of the conditions set forth below. These conditions are for the Lender's sole benefit and may be waived by the Lender at any time in its sole discretion.

        (a)    Accuracy of the Company's Representations and Warranties.    Each of the representations and warranties of the Company and the Parent in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of the Second Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

        (b)    Performance by the Company and the Parent.    The Company and the Parent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Parent at or prior to the date of the Second Closing.

        (c)    No Suspension, Etc.    Trading in the Common Stock shall not have been suspended by the Commission or the American Stock Exchange, and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the American Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Lender, makes it impracticable or inadvisable to purchase the Securities.

        (d)    No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e)    No Proceedings or Litigation.    No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or the Parent, or any of the officers, directors or affiliates of the Company or the Parent seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (f)    Notes; Transaction Documents.    At or prior to the Second Closing, the Company and the Parent shall have delivered to the Lender the Second Note.

        (g)    Officer's Certificate.    On the date of the Second Closing, the Company and the Parent shall have delivered to the Lender a certificate signed by an executive officer on behalf of each of the Company and the Parent, dated as of the date of the Second Closing, confirming the accuracy of the Company's and the Parent's representations, warranties and covenants as of such date and confirming the compliance by the Company and the Parent with the conditions precedent set forth in paragraphs (a)-(e) and (k) of this Section 4.4 as of the date of the Second Closing.

        (h)    Material Adverse Effect.    No Material Adverse Effect shall have occurred since the First Closing.

        (i)    Payment of Lenders' Expenses.    The Company and the Parent shall have paid the fees and expenses described in Section 7.1 of this Agreement.

        (j)    No Default.    No event has occurred and is continuing, or would result from such advance or from the application of the proceeds therefrom, which constitutes a default hereunder or Event of Default (as defined in the Notes) or an event which, with the expiration of time or the giving of notice, or both, would constitute a default hereunder or an Event of Default;

        (k)    Legality as to Company as Borrower.    It shall not be unlawful for the Company or the Parent to pay or perform any of its agreements or obligations under any of the Transaction Documents;

        (l)    No Subsequent Lien.    No subsequent Lien has been granted with respect to any collateral securing the Company's obligations under the Transaction Documents, except Permitted Encumbrances; and

        (m)    Necessity of Payment.    The Company or the Parent shall have received and shall have provided to the Lender (i) a notification from the tax regulatory body of the State of Texas notifying the Company or the Parent that certain material licenses and permits granted to the Company by the State of Texas and relating to the conduct of the Company's business will be suspended or revoked without payment of all amounts due under the State Tax Lien filed and recorded in Dallas County, Texas on July 10, 2008 (the "Tax Lien"), (ii) notification from an acquirer of all or a portion of the Company's assets that such acquisition cannot proceed without payment of all amounts due under the Tax Lien (in which case, such amounts will only be paid by the Lender simultaneously with the execution of a definitive sale agreement between such acquirer and the Company) or (iii) notification from any government agency that the normal business operations of the Company or the Parent will be materially and adversely affected as a result of the Tax Lien.

 ARTICLE V

CERTIFICATE LEGEND

        Section 5.1    Legend.

        Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR COMMERCE ENERGY GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL TI TAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

        Parent agrees to issue or reissue certificates representing any of the Warrant Shares or Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of the Warrant Shares or Conversion Shares, the holder thereof shall give written notice to Parent describing the manner and terms of such transfer and removal as Parent may reasonably request, and (x) such Warrant Shares or Conversion Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Warrant Shares or Conversion Shares in compliance with the provisions of Rule 144 or other exemption from registration or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such Shares.

ARTICLE VI

INDEMNIFICATION

        Section 6.1    General Indemnity.

        The Company and the Parent, jointly and severally agree to indemnify and hold harmless the Lender (and its directors, officers, members, partners, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Lender as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company or the Parent herein.

        Section 6.2    Indemnification Procedure.

        Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. 'file indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff' to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Fees and Expenses.

        The Company and the Parent shall pay the costs, fees and expenses of the Lender incurred in connection with the transactions contemplated by the Transaction Documents, including reasonable diligence and legal fees and expenses. In addition, the Company and the Parent shall pay all reasonable fees and expenses incurred by the Lender in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

        Section 7.2    Specific Performance:, Consent to Jurisdiction:, Venue.

        (a)   The Company, the Parent and the Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        (b)   The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raisePrum non convenien.v or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company, the Parent and the Lender consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company, the Parent and the Lender hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

        Section 7.3    Entire Agreement; Amendment.

        This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company, the Parent nor the Lender make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company, the Parent and the Lender. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Lender (and its assigns) and the Company.

        Section 7.4    Notices.

        Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or Parent:	Commerce Energy Group Inc. 600 Anton Boulevard Suite 2000 Costa Mesa, CA 92626 Tel: (714) 259-2500 Fax: [
with copies (which copies shall not constitute notice to the Company)	Robert Jay Moore, Esq. Milbank, Tweed, Hadley & McCoy LLP 601 South Figueroa Street, 30th Floor Los Angeles, CA 90017 Tel: (213) 892-4000 Fax: (213) 629-5063
If to the Lender:	AP Finance, LLC 152 West 57th Street, 54th Floor New York, NY 10019 Tel: (212) 582-0500 Fax: (212) 582-2424

with copies (which copies shall not constitute notice to the Lender) to:	Eliezer M. Helfgott, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Tel: (212) 885-5431 Fax: (917) 332-3065

        Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

        Section 7.5    Waivers.

        No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 7.6    Headings.

        The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

        Section 7.7    Successors and Assigns.

        This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the First Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Lender, may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company or Parent.

        Section 7.8    No Third Party Beneficiaries.

        This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        Section 7.9    Governing Law.

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

        Section 7.10    Survival,

        The representations and warranties of the Company and the Parent and of the Lender shall survive the execution and delivery hereof and the Closings until the third anniversary of the Second Closing Date; the agreements and covenants set forth in Articles I, Ill, V, VI and VII of this Agreement shall survive the execution and delivery hereof and Closing hereunder.

        Section 7.11    Publicity.

        The Company and the Parent each agrees that, other than as required in the Parent's filings with the Commission, it will not disclose, and will not include in any public announcement, the names of the Lender without the consent of the Lender, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

        Section 7.12    Counterparts.

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

        Section 7.13    Severability.

        The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or uncnforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

        Section 7.14    Further Assurances.

        From and after the date of this Agreement, upon the request of the Lender or the Company, the Company, Parent and the Lender shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written,

COMMERCE ENERGY, INC,
By:	/s/ Gregory L. Craig
	Name:	Gregory L. Craig
	Title:	President and Chief Executive Officer
COMMERCE ENERGY GROUP, INC.
By:	/s/ Gregory L. Craig
	Name:	Gregory L. Craig
	Title:	Chief Executive Officer
AP FINANCE, LLC
By:	/s/ David Levy
	Name:	David Levy
Title:

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

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  Exhibit 10.116
TABLE OF CONTENTS
NOTE AND WARRANT PURCHASE AGREEMENT
ARTICLE I PURCHASE AND SALE OF NOTES AND WARRANT
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III COVENANTS
ARTICLE IV CLOSING; CONDITIONS
ARTICLE V CERTIFICATE LEGEND
ARTICLE VI INDEMNIFICATION
ARTICLE VII MISCELLANEOUS